UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2011 (April 21, 2011)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)	72903 (Zip Code)

Registrant’s telephone number, including area code:  (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 21, 2011, the annual meeting of stockholders of Arkansas Best Corporation (the “Company”) was held, at which meeting, four proposals were passed by stockholders.

Matters voted on by stockholders included the following:

•                  (i) the election of directors to the Company’s Board of Directors until the 2012 annual stockholders meeting;

•                  (ii) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

•                  (iii) the advisory vote on the compensation of the Company’s named executive officers; and

•                  (iv) the advisory vote on the frequency of holding future advisory votes on the compensation of the Company’s named executive officers. The Board recommended an annual vote.

The results of the stockholders’ votes are reported below.

(i)                                     The following directors were elected by the indicated vote:

Directors	Votes For	Votes Withheld	Broker Non-Votes
John W. Alden	22,238,591	722,199	865,594
Frank Edelstein	22,223,355	737,435	865,594
William M. Legg	22,277,991	682,799	865,594
Judy R. McReynolds	22,452,437	508,353	865,594
Robert A. Young III	22,265,162	695,628	865,594

(ii)                                  Ratification of the appointment of Ernst & Young LLP:

Votes for	20,489,555
Votes Against	3,333,659
Votes Abstained	3,170
Broker Non-Votes	865,594

(iii)                               The advisory vote on the compensation of the Company’s named executive officers:

Votes for	22,857,198
Votes Against	60,954
Votes Abstained	42,638
Broker Non-Votes	865,594

(iv)                              The advisory vote on the frequency of holding future advisory votes on the compensation of the Company’s named executive officers:

Votes for 1 year	19,992,605
Votes for 2 years	77,439
Votes for 3 years	2,833,151
Abstain	57,595
Broker Non-Votes	865,594

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION
(Registrant)

Date:	April 26, 2011	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and Corporate Secretary